UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

July 6, 2005
Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification No.)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, CA 92653
(Address of principal executive offices)

(949) 784-0800
Registrant’s telephone number

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement

On July 6, 2005, Interchange Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Stanley B. Crair to serve as its Chief Operating Officer. The initial term of the Employment Agreement is for one year and will continue thereafter for successive one-year periods unless either party gives written notice not less than thirty days prior to the expiration of any term. Under the terms of the Employment Agreement, the Company will pay Mr. Crair an annual salary of $200,000. In addition, Mr. Crair shall be eligible to receive an annual bonus of up to 30% of his annual salary through 2005 and up to 50% of his annual salary thereafter.

Mr. Crair shall be granted options to purchase 133,500 shares of the Company’s common stock pursuant to the Company’s Equity Incentive Plans. Such options shall have an exercise price equal to the closing price of the Company’s common stock on the date of the stock option grant. The options will vest over a period of three years, with 25% vesting after nine months from the date of grant and the remainder on a monthly basis thereafter. Such options will become fully vested upon a change of control or termination without cause as defined in the Employment Agreement.

The Company will reimburse Mr. Crair for relocation expenses not to exceed $80,000. The Company will also pay Mr. Crair, for a period of thirteen months or until his relocation, a monthly car allowance of $550 per month during the time he commutes from his current home to the Company’s place of business.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005, Stanley B. Crair was appointed as the Chief Operating Officer of the Company.

Mr. Crair, age 49, was most recently COO of ZeroDegrees, Inc., an Internet company that provided online social networking services to business professionals, which he co-founded in 2003. The company was purchased by IAC/InterActiveCorp in 2004 and Crair remained active in the company until April 2005. From 2001 to 2003, Mr. Crair was the principal of Technology Transformation, a consulting company he founded providing strategic consulting and interim CEO/COO services. From 1999 to 2001, Mr. Crair was president and COO for eVoice, Inc., an integrated IP telephony services company, which was purchased by America Online in 2001.

Item 9.01. Financial Statements and Exhibits

10.1	Employment Agreement dated July 6, 2005

99.1	Press Release dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Employment Agreement dated July 6, 2005
99.1	Press Release dated July 6, 2005